Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
     JK Acquisition Corp.
     Houston, Texas

We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-1 our report dated May 23, 2005, except for Note 6 as to which the date is August 8, 2005, included herein for the period May 11, 2005 (inception) to May 18, 2005.

August 8, 2005

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas